UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2006

TAO MINERALS LTD.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-12356

(Commission File Number)

20-1682702

(IRS Employer Identification No.)

Officina 618, Empresarial Mall Ventura, Cra.32 #1B Sur 51, Medellin, Colombia

(Address of principal executive offices and Zip Code)

305-726-0602

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On September 1, 2006, Julio De Leon was appointed as our Chief Financial Officer and a member of board of directors. Mr. De Leon is a principal with the accounting firm of De Leon & Company, an accounting firm appointed as our independent accounts. De Leon & Company no longer qualifies as independent and therefore, they resigned as our independent accountants on September 1, 2006.

During our two most recent fiscal years ended January 31, 2006, and any subsequent interim period through the date of this Form 8-K, there were no disagreements with De Leon & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. The report on the financial statements prepared by De Leon & Company, for the last year did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principals, except that De Leon & Company, expressed in their report substantial doubt about our ability to continue as a going concern.

We provided De Leon & Company, with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by De Leon & Company is filed as Exhibit 16.1 to this Form 8-K.

New principal independent accountants

We have engaged the firm of Infante & Company, Certified Public Accountants, as of September 1, 2006. During the two most recent fiscal years ended January 31, 2006 and any subsequent interim period through the date of this Form 8-K, neither our Company, nor anyone acting on our behalf, consulted Infante & Company on any matter relating to the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

Item 9.01	Financial Statements and Exhibits
16.1	September 1, 2006 letter from De Leon & Company regarding change in independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAO MINERALS LTD.
(Registrant)

Date	September 1, 2006
By:		/s/ Gordon Samson
Name		Gordon Samson
Title:		Director